As filed with the Securities and Exchange Commission on April 20, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DCP Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

DCP Midstream Partners, LP
Long-Term Incentive Plan
(Full title of the plan)
Michael S. Richards
General Counsel
370 17th Street, Suite 2775
Denver, Colorado 80202
(Name and address of agent for service)
(303) 633-2900
(Telephone number, including area code, of agent for service)
Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002-6770
(713) 758-2222

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Units Representing Limited Partner Interests	850,000 Units	$38.11	$32,393,500	$995

(1)	Includes an indeterminate number of units that may become issuable pursuant to anti-dilution provisions of the agreement of limited partnership of DCP Midstream Partners, LP.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on April 13, 2007.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemptions from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Form of Phantom Unit and DER's Grant for Directors
Form of Phantom Unit and DER's Grant for Officers/Employees
Opinion of Vinson & Elkins L.L.P.
Consent of Deloitte & Touche LLP
Consent of Deloitte & Touche LLP
Consent of Deloitte & Touche LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:
•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Current Report on Form 8-K filed April 20, 2007; and

•	The description of our common units contained in our registration statement on Form 8-A filed on November 18, 2005, and any subsequent amendment or report filed for the purpose of updating such description.
     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of those documents. Any statement contained in this registration statement or in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.
     Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Item 7. Exemptions from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

4.1	Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP (including specimen unit certificate for common units) (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K (File No. 001-32678) filed on November 7, 2006).

4.2	DCP Midstream Partners, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K (File No. 001-32678) filed on December 12, 2005).

4.3*	Form of Phantom Unit and DERs Grant for Directors under the DCP Midstream Partners, LP Long-Term Incentive Plan.

4.4*	Form of Phantom Unit and DERs Grant for Officers/Employees under the DCP Midstream Partners, LP Long-Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP on annual report on Form 10-K for the year ended December 31, 2006.

23.2*	Consent of Deloitte & Touche LLP on DCP Midstream GP, LP’s Balance Sheet for the year ended December 31, 2006 (incorporated by reference as Exhibit 99.1 to the current report on Form 8-K (File No. 001-32678) filed on April 20, 2007).

23.3*	Consent of Deloitte & Touche LLP on DCP Midstream LLC’s Balance Sheet for the year ended December 31, 2006 (incorporated by reference as Exhibit 99.2 to the current report on Form 8-K (File No. 001-32678) filed on April 20, 2007).

Exhibit
Number	Description

23.4*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*	Filed herewith.
Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of April, 2007.

DCP MIDSTREAM PARTNERS, LP BY: DCP MIDSTREAM GP, LP, its General Partner
BY: DCP MIDSTREAM GP, LLC, its General Partner
By:	/s/ Mark A. Borer
Mark A. Borer
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Borer and Thomas E. Long, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of April 2007.

Signature	Title
(of DCP Midstream GP, LLC)
/s/ Mark A. Borer Mark A. Borer	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Thomas E. Long Thomas E. Long	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Jim W. Mogg Jim W. Mogg	Director
/s/ William H. Easter III William H. Easter III	Director
/s/ John E. Lowe John E. Lowe	Director
/s/ Paul F. Ferguson, Jr. Paul F. Ferguson, Jr.	Director
/s/ Derrill Cody Derrill Cody	Director
/s/ Frank A. McPherson Frank A. McPherson	Director
/s/ Thomas C. Morris Thomas C. Morris	Director

INDEX TO EXHIBITS
     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

4.1	Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP (including specimen unit certificate for common units) (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K (File No. 001-32678) filed on November 7, 2006).

4.2	DCP Midstream Partners, LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K (File No. 001-32678) filed on December 12, 2005).

4.3*	Form of Phantom Unit and DERs Grant for Directors under the DCP Midstream Partners, LP Long-Term Incentive Plan.

4.4*	Form of Phantom Unit and DERs Grant for Officers/Employees under the DCP Midstream Partners, LP Long-Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP on annual report on Form 10-K for the year ended December 31, 2006.

23.2*	Consent of Deloitte & Touche LLP on DCP Midstream GP, LP’s Consolidated Balance Sheet for the year ended December 31, 2006 (incorporated by reference as Exhibit 99.1 to the current report on Form 8-K (File No. 001-32678) filed on April 20, 2007).

23.3*	Consent of Deloitte & Touche LLP on DCP Midstream LLC’s Consolidated Balance Sheet for the year ended December 31, 2006 (incorporated by reference as Exhibit 99.2 to the current report on Form 8-K (File No. 001-32678) filed on April 20, 2007).

23.4*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*	Filed herewith